Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Altamira Therapeutics Ltd

Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated April 10, 2024, relating to the consolidated financial statements of Altamira Therapeutics Ltd appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO AG

/s/ Christoph Tschumi	/s/ Grégoire Weber

Zurich, Switzerland, April 4, 2025

Consent of Independent Registered Public Accounting Firm

Altamira Therapeutics Ltd

Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 28, 2024, relating to the consolidated financial statements of Altamira Medica AG appearing in the Annual Report on Form 20-F/A of Altamira Therapeutics Ltd. for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding Altamira Medica AG’s ability to continue as a going concern

BDO AG

/s/ Christoph Tschumi	/s/ Grégoire Weber

Zurich, Switzerland, April 4, 2025